Exhibit 23.1

CONSENT OF INDEPENDENT ACCOUNTANT

We consent to the incorporation by reference in Registration Statements 333-260824, 333-258455, 333-254106, 333-254099, 333-224334, 333-218277, 333-213543, 333-205466 on Form S-3 and in Registration Statements 333-258456, 333-240998, 333-227720, 333-221248, 333-210734 on Form S-8 of Earthstone Energy, Inc. of our report dated May 27, 2022, relating to the consolidated financial statements of Bighorn Permian Resources, LLC appearing in this Current Report on Form 8-K/A dated June 22, 2022.

/s/ Deloitte & Touche LLP

Dallas, Texas
June 22, 2022